UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2013

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

8110 Ulmerton Ave. Largo, Florida (Address of principal executive offices)	32803 (Zip Code)

(407) 574-4740 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant reports in this current report on Form 8-K a change in certifying accountants. Effective May 10, 2013 the Registrant's certifying accountant, Demetrius Berkower LLC (formerly known as Demetrius & Company LLC), resigned as the Registrant's independent registered public accounting firm.

(a)           Previous Independent Accountant

The Registrant reports a change in certifying accountants, which involved Demetrius Berkower LLC resigning as the Registrant's independent registered public accounting firm, effective March 27, 2012.

(i)
 Demetrius Berkower LLC (formerly known as Demetrius & Company LLC) issued a report on the Registrant's consolidated financial statements for the fiscal year ended June 30, 2010. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

(ii)	The decision to engage an accountant was recommended and approved by the board of directors of the Registrant on May 7, 2013.
(iii)
 In connection with the audit of the Registrant's consolidated financial statements for the year ended June 30, 2010 and any subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Demetrius Berkower LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Demetrius Berkower LLC would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(b)           Engagement of New Independent Accountant.

(i)	On May 10, 2013, the Registrant engaged Keith K. Zhen, CPA of Brooklyn New York as its independent auditor.
(ii)
The Registrant had no relationship with Keith K. Zhen, CPA required to be reported pursuant to Regulation S-B item 304(a) (2) during the previous 2 fiscal years, or subsequent interim periods prior to and including May 10, 2013.

Exhibit No.	Description of Exhibit

16.1	Letter from Demetrius Berkower LLC (formerly known as Demetrius & Company LLC)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GDT TEK, Inc.
Registrant

/s/ Bo Linton
Bo Linton President

May 10, 2013
Date